Exhibit 99.1

OptimizeRx to Participate at B. Riley FBR’s 19th Annual Institutional Investor Conference on May 23-24, 2018

ROCHESTER, Mich., (May 9, 2018) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging for the pharmaceutical industry, has been invited to participate at B. Riley FBR’s 19th Annual Institutional Investor Conference being held on May 23-24, 2018 at the Loews Santa Monica Beach Hotel in California.

OptimizeRx CEO William Febbo is scheduled to participate in one-on-one meetings with institutional investors and analysts. He will discuss OptimizeRx’s record Q1 results and expanded exclusive partnership with Allscripts. Febbo will also discuss the company’s growing electronic health record and electronic e-prescription network that reaches more than half of the ambulatory market in the U.S.

The B. Riley Conference will feature presentations from over 250 publicly traded companies and privately-held firms to showcase their stories in front of over 1,000 institutional investors, corporate clients and high net worth individuals.

For more information about the conference or to schedule a one-on-one meeting with OptimizeRx, please contact your B. Riley representative or e-mail at 1on1@brileyfbr.com.

About B. Riley FBR

B. Riley FBR, Inc. is a leading investment bank which provides corporate finance, research and sales and trading to corporate, institutional and high net worth individual clients. Investment banking services include initial secondary and follow-on offerings, institutional private placements and merger and acquisitions advisory services. The firm is nationally recognized for its highly ranked proprietary equity research. For more information about B. Riley FBR, visit brileyfbr.com.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory market access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team